UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15683 (Commission File Number)	88-0381646 (IRS Employer Identification No.)

No. 1 Yantai Third Road
Centralism Area, Haping Road
Harbin Economic and Technological Development Zone
Harbin, Heilongjiang Province, P.R. China 150060
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 86-13796663210

27F (Changqing Building)
172 Zhongshan Road
Harbin City, China 150040
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 31, 2010, the board of directors (the “Board”) of China Green Material Technologies, Inc., a Nevada corporation (together with its subsidiaries, the “Company”), adopted a restated code of business conduct and ethics (the “Restated Code of Ethics”), to be effective immediately.  The Restated Code of Ethics amends and updates the Company’s previously effective “code of business conduct and ethics for members of the board of directors and executive officers” (the “Prior Code of Ethics”).

The Restated Code of Ethics applies to all employees of the Company, including executive officers, and to all directors of the Company.  The Restated Code of Ethics (i) provides greater detail and clarity regarding conduct that violates the ethical standards expected of Company employees and directors; (ii) establishes improved reporting and complaint handling procedures for possible violations of the Restated Code of Ethics; and (iii) provides for other technical, administrative and non-substantive changes.  The foregoing description of the Restated Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Code of Ethics which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.  The Restated Code of Ethics is also available on the Company’s website at www.sinogreenmaterial.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	14.1	Restated Code of Business Conduct and Ethics dated August 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN MATERIAL TECHNOLOGIES, INC.

Date: September 7, 2010	By:	/s/ Zhonghao Su
Zhonghao Su
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

14.1	Restated Code of Business Conduct and Ethics dated August 31, 2010